BR BERRY HILL MANAGING MEMBER, LLC
FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT

This First Amendment to Limited Liability Company Agreement (this “First Amendment”) is adopted, executed and agreed to effective as of December 17, 2012, by and among Bluerock Special Opportunity + Income Fund III, LLC, a Delaware limited liability company (“SOIF III”), and BEMT Berry Hill, LLC, a Delaware limited liability company (“BEMT”), as Members (together, the “Members”). Undefined terms used herein shall have the meaning ascribed to them in the Agreement (as defined below).

WITNESSETH:

WHEREAS, BR Berry Hill Managing Member, LLC, a Delaware limited liability company (the “Company”), was formed on October 3, 2012, pursuant to the Act;

WHEREAS, the Members entered into that certain Limited Liability Company Agreement dated October 18, 2012 (the “Agreement”) providing for the operation and administration of the Company;

WHEREAS, SOIF III has sold and transferred to BEMT an additional 6.253% Interest (the “Additional Interest”) in the Company pursuant to that certain Membership Interest Purchase Agreement and that certain Assignment of Membership Interest, both of which are dated of even date herewith; and

WHEREAS, the parties hereto wish to amend the Agreement to reflect the Transfer of the Additional Interest by SOIF III to BEMT.

NOW, THEREFORE, in consideration of the agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The second sentence of Section 5.2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Except as otherwise agreed by the Members, such additional Capital Contributions shall be in an amount for each Member equal to the product of the amount of the aggregate Capital Contribution called for multiplied by 22.747% (the “SOIF III Funding Obligation”) in the case of SOIF III and 77.253% in the case of BEMT (the “BEMT Funding Obligation”); provided that the first $369,034 of the SOIF III Funding Obligation shall be made by BEMT in addition to BEMT funding the BEMT Funding Obligation, until such time as SOIF III is no longer a Member of the Company.”

2. Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached hereto.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Members have executed this First Amendment as of the date first set forth above.

BLUEROCK SPECIAL OPPORTUNITY + INCOME
FUND III, LLC,
a Delaware limited liability company

By:	BR SOIF III Manager, LLC,
a Delaware limited liability company,
its Manager

By:	/s/ Jordan B. Ruddy
Jordan B. Ruddy, President

BEMT BERRY HILL, LLC,
a Delaware limited liability company

By:	Bluerock Enhanced Multifamily Holdings, LP,
a Delaware limited partnership,
its Manager

By:	Bluerock Enhanced Multifamily Trust, Inc.,
a Maryland corporation,
its General Partner

By:	/s/ Jordan B. Ruddy
Jordan B. Ruddy, President
and Chief Operating Officer

EXHIBIT A

Capital Contributions and Percentage Interests

	Capital
Member Name	Contribution	Percentage Interest

Bluerock Special
Opportunity + Income	$1,342,461	22.747%
Fund III, LLC

BEMT Berry Hill, LLC	$4,559,245	77.253%